Consent of Independent Registered Public Accounting Firm

As independent registered public accountants for the 1st Source Monogram Funds, series funds of The Coventry Group, we hereby consent to the references to our firm in the Combined Proxy Statement/Prospectus in this Registration Statement on Form N-14.

/s/ COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

September 10, 2008